UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz
Menlo Park, CA 94025
 (Address of principal executive offices)

(650) 241-9330
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2014, AntriaBio, Inc. (the “Company”, “we”, “us” and “our”) entered into a services agreement (the “Services Agreement”) with JSDC, Inc. (“JSDC”).  Pursuant to the terms of the Services Agreement, JSDC agreed to provide us with the following advisory services:  (i) the evaluation, analysis and recommendations pertaining to Company’s digital IR strategy and reach; (ii) the evaluation, analysis and recommendations pertaining to Company’s existing Investor Relations website and investor materials; (iii) introductions to third-party service providers that can assist with market awareness objectives of Company; (iv) introductions to prominent members of the financial media; (v) introductions to analysts, brokers, fund managers and other financial service providers that can support Company’s business development and financing objectives.  As consideration for the advisory services, we agreed to pay JSDC an equity fee equal to 3,000,000 shares of our common stock payable in increments of 250,000 shares of our common stock over a twelve month period as set forth in the Services Agreement with the issuance of 250,000 shares of our common stock made upon the execution of the Services Agreement.

The issuance of shares of our common stock pursuant to the Services Agreement has been determined to be exempt from registration under the United States Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

The foregoing description of the Services Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Services Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

EXHIBIT                      DESCRIPTION
10.1	Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: April 4, 2014	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT            DESCRIPTION
10.1	Services Agreement